UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Texas Capital Bancshares, Inc. (the “Company”) has entered into Amended and Restated Executive Employment Agreements (the “Agreements”) with Keith Cargill, the Company’s President and Chief Executive Officer, and with Peter B. Bartholow, Chief Financial Officer and Chief Operating Officer, John Hudgens, Chief Risk Officer, and Vince Ackerson, Texas President and Chief Lending Officer of Texas Capital Bank. The principal change from the prior agreements for each officer is to delete a provision that provided in some cases for the executive’s benefits paid following a change in control of the Company to be increased (or “grossed up”) by some or all of the amount of excise taxes payable by the executive under Section 4999 of the Internal Revenue Code. The Agreements have a term of one year and will be automatically renewed for successive on-year terms unless notice of non-renewal is given by either party or unless earlier terminated in accordance with the terms of the Agreement. The other material terms of each executive’s employment and compensation have not changed. The foregoing description of the Agreements is qualified in its entirety by reference to Exhibits 10.1 and 10.2 attached hereto and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Amended and Restated Executive Employment Agreement dated December 18, 2014 between Texas Capital Bancshares, Inc. and Keith Cargill.

10.2	Form of Amended and Restated Executive Employment Agreement for named executive officers.